UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐               Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On November 22, 2016, Northeast Bancorp (“the Company” or “Northeast”) held its 2016 annual meeting of shareholders. At the annual meeting, the shareholders elected each of John C. Orestis, David A. Tanner and Judith E. Wallingford as a director for a term of three years and until their respective successors are duly elected and qualified. In addition, the shareholders (i) approved, on an advisory, non-binding basis, the compensation of Northeast’s named executive officers; and (ii) ratified the appointment of RSM US LLP as Northeast’s independent registered public accounting firm for the fiscal year ending June 30, 2017.

The voting results of each of the proposals submitted at the 2016 annual meeting of shareholders are set forth below:

1. To elect the three nominees named in the proxy statement as Class III directors, each to serve for a three-year term and until their respective successors are duly elected and qualified:

	FOR	WITHHELD	BROKER NON-VOTES
John C. Orestis	5,594,109	65,149	884,551
David A. Tanner	5,593,881	65,377	884,551
Judith E. Wallingford	5,595,284	63,974	884,551

2. To approve, on an advisory, non-binding basis, the compensation of Northeast’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,175,670	452,557	31,031	884,551

3. To ratify the appointment of RSM US LLP as Northeast’s independent registered public accounting firm for the fiscal year ending June 30, 2017:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,483,183	22,670	37,956	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By:	/s/ Brian Shaughnessy
Name:	Brian Shaughnessy
Title:	Chief Financial Officer and Treasurer

Date: November 22, 2016